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PART I.  FINANCIAL INFORMATION


GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES


CONSOLIDATED BALANCE SHEETS


(Dollars in thousands)
       ASSETS

                                                   April 30,      October 31,

                                                       1995             1994
CURRENT ASSETS
  Cash and short-term investments                   $ 21,304         $ 29,543
  U.S. and Canadian government securities
   --at amortized cost which approximates market      19,936           23,970
  Trade accounts receivable--less allowance
   of $989 for doubtful items                         76,758           69,501
  Inventories, at the lower of cost (prin-
   cipally last-in, first-out) or market              65,805           50,944
  Prepaid expenses and other                          15,870           14,384



    Total current assets                             199,673          188,342



LONG TERM ASSETS
  Cash surrender value of life insurance               2,678            2,618
  Interest in partnership                              1,091            1,091
  Other long-term assets                               6,655            5,853




                                                      10,424            9,562



PROPERTIES, PLANTS AND EQUIPMENT--at cost
  Timber properties -- less depletion                  3,913            3,639
  Land                                                10,516           10,521
  Buildings                                          100,268           99,936
  Machinery, equipment, etc.                         296,802          291,426
  Construction in progress                            28,735           18,136
  Less accumulated depreciation                    (213,218)        (202,488)




                                                     227,016          221,170




                                                    $437,113         $419,074

See accompanying Notes to Consolidated Financial Statements.

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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

       LIABILITIES AND SHAREHOLDERS' EQUITY

                                                   April 30,      October 31,

                                                       1995             1994
CURRENT LIABILITIES
  Accounts payable                                  $ 34,434         $ 32,948
  Current portion of long term obligations             4,242              249
  Accrued payrolls and employee benefits               6,483            7,082
  Accrued taxes--general                               1,283            1,952
  Taxes on income                                        -0-              713



    Total current liabilities                         46,442           42,944



LONG TERM OBLIGATIONS (interest rates from
  4.81% - 8.00%; payable to 2000)                     16,024           27,966

OTHER LONG TERM LIABILITIES                           17,438           14,265

DEFERRED INCOME TAXES                                  9,789            6,960



    Total long term liabilities                       43,251           49,191




SHAREHOLDERS' EQUITY (Note 1)
  Capital stock, without par value                     9,034            9,034

   Class A Common Stock:
    Authorized 32,000,000 shares;
     issued 21,140,960 shares;
     in treasury 10,267,788 shares;
     outstanding 10,873,172 shares
   Class B Common Stock:
    Authorized and issued 17,280,000 shares;
     in treasury 4,022,932 shares;
     (3,922,278 in 1994)
     outstanding 13,257,068 shares
     (13,357,722 in 1994)

  Earnings retained for use in the business          342,076          321,583
       Cumulative translation adjustment             (3,690)          (3,678)




                                                     347,420          326,939




                                                    $437,113         $419,074

See accompanying Notes to Consolidated Financial Statements.

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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts)
                     Three Months Ended April 30,    Six Months Ended April 30,
                             1995           1994           1995           1994
Sales and other income
  Net sales               $184,869       $139,915       $354,927      $268,688
Other income:
    Gain on sales of
     timber and timber
     properties              1,691          1,010          4,717         1,868
    Interest, oil royalties
     and other               1,294          1,258          2,631         2,575


                           187,854        142,183        362,275       273,131


Costs and expenses
  Cost of products sold    146,900        117,184        279,558       226,363
  Selling, general and
   administrative           17,583         14,437         34,242        28,705
  Interest                     290            410            716           647



                           164,773        132,031        314,516       255,715



Income before income
 taxes                      23,081         10,152         47,759        17,416
Taxes on income              8,200          3,800         17,500         6,500



Net income                $ 14,881       $  6,352       $ 30,259      $ 10,916





Net income per share (based on the average number of shares outstanding during the period, adjusted for two-for-one stock split):

  Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

  Class A Common Stock       $ .60         $ .25          $1.18          $ .40
  Class B Common Stock       $ .63         $ .27          $1.31          $ .50


  Due to the special characteristics of the Company's two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the earnings retained for use in the business.

See accompanying Notes to Consolidated Financial Statements.

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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF EARNINGS RETAINED FOR USE IN THE BUSINESS

(Dollars in thousands, except per share amounts)

  For the six months ended April 30,       1995              1994

Balance at beginning of period           $321,583          $298,757

Net income                                 30,259            10,916




                                          351,842           309,673



Dividends paid:
  On Class A Common Stock -- $.28           3,044             2,392
  ($.22 in 1994)
  On Class B Common Stock -- $.41           5,455             4,279
  ($.32 in 1994)




                                            8,499             6,671



Stock acquired for treasury                 1,267               833



Balance at end of period                 $342,076          $302,169

See accompanying Notes to Consolidated Financial Statements.

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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)
  For the six months ended April 30,                     1995           1994

Cash flows from operating activities:
Net income                                            $ 30,259       $ 10,916
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and depletion                          11,369         10,425
    Deferred income taxes                                2,830          2,894
  (Increase) decrease:
   Trade accounts receivable                           (7,257)        (1,830)
   Inventories                                        (14,861)        (6,972)
   Prepaid expenses and other                          (1,486)          (334)
   Other long term assets                                (862)            341
  Increase (decrease):
   Accounts payable and accrued liabilities              1,486          2,423
   Accrued payrolls and employee benefits                (599)          (534)
   Accrued taxes - general                               (669)          (387)
   Taxes on income                                       (713)        (1,209)
   Other long term liabilities                           3,173          (206)



Net cash provided by operating activities               22,670         15,527



Cash flows from investing activities:

 Sales (purchases) of investments in government
  and short term securities                              4,034          6,751
 Purchase of properties, plants and equipment         (17,231)       (21,603)



Net cash used by investing activities                 (13,197)       (14,852)



Cash flows from financing activities:

 Proceeds (payments) on long term debt                 (7,949)          5,565
 Acquisition of treasury stock                         (1,267)          (833)
 Dividends paid                                        (8,499)        (6,671)



Net cash used by financing activities                 (17,715)        (1,939)



Foreign currency translation adjustment                      3        (1,413)



Net increase (decrease) in cash and short term
 investments                                           (8,239)        (2,677)
Cash and short term investments at beginning of
 period                                                 29,543         30,827



Cash and short term investments at end of period      $ 21,304       $ 28,150

See accompanying Notes to Consolidated Financial Statements.

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